CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and the Chief Accounting Officer of  LYFE Communications, Inc. (the “Company”), each certifies that, to his knowledge, on the date of this certification:

1. The annual report of the Company for the period ending December 31, 2011 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

April 16, 2012	/s/ Greg Smith
Greg Smith
Chief Executive Officer

/s/ Garrett Daw
Garrett Daw
Executive Vice President and Chief Accounting Officer